UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 20, 2008
LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)
212-460-1900
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 3.02. Unregistered Sales of Equity Securities.
Pursuant to a privately negotiated Investment Agreement and a standstill letter agreement, each dated April 20, 2008, between Leucadia National Corporation (the “Company”) and Jefferies Group, Inc. (“Jefferies”), copies of which are filed herewith as exhibits 10.1 and 10.2 and are incorporated herein by reference (the “Agreements”), on April 21, 2008, the Company sold to Jefferies 10,000,000 of the Company’s common shares, representing 4.3% of the Company’s common shares outstanding after giving effect to the transaction. In exchange for the Company’s shares, the Company (i) acquired 26,585,310 shares of common stock of Jefferies, representing 19.98% of the 133,059,610 shares of Jefferies common stock currently outstanding, (ii) received $100,021,000, (iii) agreed to limit its investment in Jefferies to not more than 30% of the outstanding Jefferies shares for the next two years and (iv) received the right to nominate two directors to the board of Jefferies until April 21, 2010, as a result of which Ian M. Cumming, the Company’s Chairman, and Joseph S. Steinberg, a director of the Company and its President, were appointed to fill two newly created vacancies on the Jefferies board of directors as designees of the Company. On Friday, April 18, 2008, the last trading date prior to the date of the Agreements, the Jefferies common stock closed at $14.98 per share and the Company common shares closed at $53.36 per share. The issuance of the 10,000,000 common shares of the Company to Jefferies was effected in a private placement transaction exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.
Jefferies, a company listed on the NYSE (Symbol: JEF), is a full-service global investment bank and institutional securities firm serving companies and their investors. The Jefferies shares acquired pursuant to the Agreements, when added to the 4,265,800 shares of Jefferies common stock previously acquired by the Company in open market purchases for $74,226,000, together with the Company’s representation on the Jefferies board of directors, enables the Company to qualify for using the equity method of accounting for this investment. As of April 21, 2008, the Company owned an aggregate of 30,851,110 Jefferies common shares (approximately 19.3% of the shares of common stock outstanding after giving effect to the transaction), for a total investment of $474,205,000.
As previously disclosed by the Company, a subsidiary of the Company and Jefferies and certain of its affiliates, each own 50% of the voting securities of Jefferies High Yield Holdings, LLC (“JHYH”), and affiliates of Jefferies have provided investment banking services to the Company. The Company has invested $350,000,000 in JHYH and is currently committed to an additional investment of $250,000,000, subject to Jefferies prior request. Pursuant to the Agreements, any request for additional capital investment in JHYH from the Company will require the unanimous consent of the Jefferies board (including the vote of the Company’s designees to the Jefferies board).
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
(1)	The following audited financial statements of Jefferies are included herein as Exhibit 99.1:

•	Consolidated Statements of Financial Condition as of December 31, 2007 and 2006

•	Consolidated Statements of Earnings for the years ended December 31, 2007, 2006 and 2005

•	Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive Income for the years ended December 31, 2007, 2006 and 2005

•	Consolidated Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005

•	Notes to Consolidated Financial Statements

•	Report of Independent Registered Public Accounting Firm — KPMG LLP
(b) Pro Forma Financial Information.
Unaudited pro forma financial information with respect to the Company’s acquisition of Jefferies is included herein as Exhibit 99.2.
(d) Exhibits.
10.1	Investment Agreement dated as of April 20, 2008, by and between Leucadia National Corporation and Jefferies Group, Inc.

10.2	Letter Agreement dated April 20, 2008, between Leucadia National Corporation and Jefferies Group, Inc.

23.1	Consent of KPMG LLP.

99.1	Audited consolidated financial statements of Jefferies Group, Inc. as of December 31, 2007 and 2006 and for the three-year period ending December 31, 2007.

99.2	Unaudited pro forma financial information.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 21, 2008

LEUCADIA NATIONAL CORPORATION
/s/ Barbara L. Lowenthal

Name: Barbara L. Lowenthal
Title: Vice President

EXHIBIT INDEX
10.1	Investment Agreement dated as of April 20, 2008, by and between Leucadia National Corporation and Jefferies Group, Inc.

10.2	Letter Agreement dated April 20, 2008, between Leucadia National Corporation and Jefferies Group, Inc.

23.1	Consent of KPMG LLP.

99.1	Audited consolidated financial statements of Jefferies Group, Inc. as of December 31, 2007 and 2006 and for the three-year period ending December 31, 2007.

99.2	Unaudited pro forma financial information.

5